UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2007, GAMCO Investors, Inc. (“GAMCO”) appointed Kieran Caterina and Diane M. LaPointe Acting co-Chief Financial Officers.

Mr. Caterina, age 34, joined GAMCO in March 1998 as a staff accountant and has held various positions of increasing responsibility since then.  Most recently, he has served as Vice President and Chief Accounting Officer of GAMCO since January 2007 and as Controller of GAMCO since January 2002.  Mr. Caterina has a B.S. in Accounting from SUNY at Oswego and an M.S. in Accounting from the University of Binghamton.

Ms. LaPointe, age 49, has served as Vice President and Controller of Gabelli Securities, Inc., a subsidiary of GAMCO, since June 2004.  Prior to then, she was employed by Security Capital Corporation, a public company operating in the insurance administration, educational services and consumer products industries, serving as their Controller and Assistant Treasurer from 2001 to 2003 and as their Vice President, Chief Financial Officer and Treasurer from 2003 to 2004.  Ms. LaPointe began her career on the audit staff of KPMG in their New York and Boston offices.  Subsequent to that, she worked 2 ½ years at the North American headquarters of Plessey PLC, a U.K.-based, public global telecommunications firm, as Manager of Financial Reporting for North American Operations.  She then spent 7 years at the global headquarters of Ultramar PLC, a U.K.-based, public multinational oil and gas company, where she held several senior financial positions, including 4 years as Director of Worldwide Financial Reporting.   Ms. LaPointe has a B.A. in History from Wesleyan University and an M.B.A. in Accounting from New York University’s Stern School of Business.  She is a certified public accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:	/s/ Douglas R. Jamieson
Douglas R. Jamieson President and Chief Operating Officer

Date:	July 12, 2007